Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-51791 and No. 333-64207) of CIGNA Corporation of our report dated June 25, 2001, relating to the financial statements of the CIGNA 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 25, 2001